Exhibit 5
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                [Vorys, Sater, Seymour and Pease LLP Letterhead]

December 19, 2000



Board of Directors
Peoples Bancorp Inc.
138 Putnam Street
P. O. Box 738
Marietta, Ohio 45750-0738

Members of the Board:

                  We have acted as counsel to Peoples Bancorp Inc. (the "Corporation"), an Ohio corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission relating to the issuance of up to 100,000 common shares, without par value (the "Shares"), of the Corporation in connection with the consummation of the merger transaction contemplated by the Agreement and Plan of Acquisition and Merger, dated as of October 24, 2000 (the "Merger Agreement"), between the Corporation and Peoples Bank, National Association, a national banking association and a wholly-owned subsidiary of the Corporation ("Peoples Bank"), and The Lower Salem Commercial Bank, an Ohio banking corporation ("Lower Salem"), and by the related Plan of Merger, dated November 27, 2000 (the "Plan of Merger"), between Peoples Bank and Lower Salem.

                  In connection with the preparation of this opinion, we have examined and are familiar with each of the following:

 1. the Amended Articles of Incorporation, as amended, and Regulations of the Corporation, each as currently in effect;

 2.       the Registration Statement;

 3.       the Merger Agreement and the Plan of Merger;

 4. the resolutions adopted by the Board of Directors of the Corporation relating to the issuance of the Shares and approving the Merger Agreement; and

 5. such other records, documents or instruments as in our judgment are necessary or appropriate to enable us to render the opinions herein.

                  In our examinations and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; (c) that, with respect to documents executed by parties other than the Corporation, those parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that those documents were duly authorized by all requisite action, corporate or otherwise, of those parties, that those documents were duly executed and delivered by those parties and that those documents are the valid and binding agreements of those parties; and (d) that the Merger Agreement and the Plan of Merger have been duly authorized, executed and delivered by the parties thereto, other than the Corporation, and constitute the valid and binding obligation of the parties thereto, other than the Corporation, enforceable against those parties in accordance with their terms. As to the facts material to our opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation.

                  Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Corporation and will, when issued in accordance with the terms and conditions of the Merger Agreement and the related Plan of Merger, be validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

                  This opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                           Very truly yours,

                           /s/ VORYS, SATER, SEYMOUR AND PEASE LLP
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                               Vorys, Sater, Seymour and Pease LLP